Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Ultralife Corporation

2000 Technology Parkway

Newark, NY 14513

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of Ultralife Corporation, of our reports dated March 15, 2011, relating to the consolidated financial statements and schedule and the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Ultralife Corporation for the year ended December 31, 2010.

/s/ BDO USA, LLP

Troy, Michigan

January 30, 2012